Exhibit 10.3

EXCLUSIVE LICENSE AGREEMENT

dated February 7, 2006

between

GLYCOSAN BIOSYSTEMS, Inc.

and

UNIVERSITY OF UTAH RESEARCH FOUNDATION

LICENSE AGREEMENT

THIS LICENSE Agreement (“AGREEMENT”) is entered into this 7th day of February, 2006 by and between the UNIVERSITY OF UTAH RESEARCH FOUNDATION, a Utah non-profit corporation, having its principal place of business at 615 Arapeen Drive, Suite 310, Salt Lake City, UT 84108, hereinafter referred to as “Licensor,” and Glycosan BioSystems, Inc., having its principal place of business at PO Box 2321, Park City, UT 84060, hereinafter referred to as “Licensee.”

WITNESSETH

WHEREAS, certain inventions, generally characterized as and assigned University of Utah identification number U-3405, “In situ Crosslinkable Synthetic Extracellular Matrices”, and U-3656, “Novel Chemical Modifications of Hyaluronan”, hereinafter collectively referred to as “the INVENTION”, have been made in the course of research at the University of Utah conducted by Glenn Prestwich, Xiao-Zhang Shu, Yi Luo, Kelly Kirker and Yanchun Liu and are Covered By Patent Rights (as defined below);

WHEREAS, Licensor desires that the Patent Rights be developed and utilized to the fullest extent so that their benefits can be enjoyed by the general public;

WHEREAS, Licensee wishes to obtain from Licensor a license under certain rights for the commercial development, production, manufacture, use and sale of the Patent Rights, and Licensor is willing to grant such a license upon the terms and conditions hereinafter set forth;

WHEREAS, the Patent Rights were developed in the course of research sponsored in part by the U.S. Government, and as a consequence are subject to overriding obligations of Licensor to the U.S. Government;

NOW THEREFORE, for and in consideration of the covenants, conditions and undertakings hereinafter set forth, the parties hereby agree as follows:

ARTICLE l. DEFINITIONS

1.1            “Affiliate” means any person or Entity that controls, is controlled by, or is under common control with Licensee, directly or indirectly. For purposes of this definition, “control” and its various inflected forms means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person or Entity, whether through ownership of voting securities, by contract or otherwise.

1.2            “…Covered By…” shall mean a Licensed Product that, when made, used, or sold, or a Licensed Method that, when practiced, would constitute, but for the license granted to Licensee pursuant to this Agreement, an infringement of any claim or claims included within the Patent Rights.

1.3            “Effective Date” means the date on which the license issue fee is paid. If such fee is not paid within twenty one (21) days of license execution this Agreement will terminate.

1.4            “Entity” means a corporation, an association, a joint venture, a partnership, a trust, a business, an institution, an individual, a government or political subdivision thereof, including an agency, or any other organization that can exercise independent legal standing.

1.5            “Fair Market Value” means the cash consideration which Licensee or its Sublicensee would realize from an unAffiliated, unrelated buyer in an arm’s length sale of an identical item sold in the same quantity, under the same terms, and at the same time and place.

1.6            “Field of Use” shall mean exclusive use all of Patent Rights excluding human and animal therapeutics, animal health, medical devices and pharmaceutical uses and applications.

1.7            “Insolvent” means being unable to meet one’s debt obligations to another Entity as such debt obligations become due and not being able to provide reasonable financial assurances of becoming able to meet such obligations.

1.8            “Licensed Method” shall mean any method, procedure, process or other subject matter, the manufacture, use or sale of which is Covered By any claim or claims included within the Patent Rights.

1.9            “Licensed Product” shall mean any product, apparatus, kit or component part thereof, or any other subject matter the manufacture, use or sale of which is Covered By any claim or claims included within the Patent Rights.

1.10          “Net Sales” shall mean gross revenue, monies, cash equivalent and/or transfer for any consideration, including revenue neutral remuneration received by Licensee, Affiliates or in the case of a sublicense by Sublicensee (as defined below), for (a) any Licensed Product sold or leased, and (b) services performed using any Licensed Product or Licensed Method, in all cases, net of the sum of the following items directly attributable to the sale of such Licensed Product or Licensed Method and specifically identified on the invoice, and borne by the seller : (1) cash, trade or quantity discounts actually allowed; (2) sales, use, tariff, customs duties or other excise taxes directly imposed upon particular sales; (3) outbound transportation charges prepaid or allowed; and (4) allowances or credits to third parties for rejections or returns. A Licensed Product and services performed using a Licensed Product or Licensed Method shall be considered sold when billed out or invoiced or, if not invoiced, when delivered or performed. There shall be no deductions from Net Sales for costs of commissions or collections.

1.11          “Patent Rights” shall mean and include all of the following Licensor intellectual property: The United States patents and/or patent applications listed in Exhibit “A”; United States patents issued from the applications listed in Exhibit “A” and from divisionals and continuations (other than continuations-in-part) of these applications and any reissues of such United States patents; claims of continuation-in-part applications and patents directed to subject matter specifically described in the applications listed in Exhibit “A”; and claims of all foreign applications and patents which are directed to subject matter specifically described in the United States patents and/or patent applications listed in Exhibit “A”.

1.12          “Sublicensee” means any party other than an Affiliate that enters into an agreement or arrangement with Licensee or receives a license grant from Licensee under the Licensed Patents to manufacture, have manufactured, offer for sale, sell, lease, and/or import the Licensed Product or Licensed Method, subject to the then-current applicable article, item, service, technology, and technical data-specific requirements of the U.S. export laws and regulations.

1.13          “Sales and Product-Marketing Partner” shall mean an entity who within three (3) years of the Effective Date, invests in Licensee and receives the right to modify and sale but not make Licensed Product purchased from Licensee.

1.14          “Territory” shall mean worldwide, where patent coverage applies.

ARTICLE 2. LICENSE GRANT

2.1            Exclusive Grant. Subject to the terms and conditions set forth herein, Licensor hereby grants to Licensee a royalty-bearing exclusive license to make, have made, use and sell any Licensed Product and to practice any Licensed Method in the Field of Use under Licensor’s Patent Rights throughout the Territory. This grant is subject to the payment by Licensee to Licensor of all consideration required under this Agreement, to any rights of the Government of the United States as set forth in Section 2.2, and is further subject to rights retained by Licensor and University to:

a.	publish the general scientific findings from research conducted in whole or in part at the University related to Patent Rights; and

b.	manufacture, have manufactured, use, or transfer Patent Rights for research, teaching and other educationally-related purposes

2.2            US Government Grant. The license granted in Section 2.1 hereof is expressly made subject to a non-exclusive, irrevocable, royalty-free license heretofore granted to the U.S. Government and in the general form as attached hereto as Exhibit “B” and incorporated herein by reference.

2.3            Affiliates. Licensee may extend the license granted herein to any Affiliate if the Affiliate consents in writing to be bound by this Agreement to the same extent as Licensee.

2.4            Sublicensing. Licensor hereby grants to Licensee the right to enter into sublicensing agreements to third parties (hereinafter referred to as “Sublicensees”) provided that Licensee has current exclusive rights thereto in the Territory being sublicensed pursuant to Section 2.1 and subject to the following:

a.
Any sublicense granted by Licensee to a Sublicensee shall incorporate all of the terms and conditions of this Agreement, which shall be binding upon each Sublicensee as if such Sublicensee were a party to this Agreement. Licensee shall collect and guarantee all payments due Licensor from Sublicensees. In each such sublicense, the Sublicensee will be prohibited from granting further sublicenses.

b.
If Licensee becomes Insolvent, Licensor’s proportionate share of all payments then or thereafter due and owing to Licensee from its Sublicensees for the sublicense of the Patent Rights will, upon notice from Licensor to any such Sublicensee, become payable directly to Licensor; provided however, that Licensor will remit to Licensee the amount by which such payments exceed the amounts owed by Licensee to Licensor.

c.
Licensee shall within thirty (30) days of: (a) execution, provide Licensor with a copy of each sublicense granted by Licensee hereunder and any amendments thereto or terminations thereof; and (b) upon receipt, summarize and deliver copies of all reports due to Licensee from Sublicensees.

d.	Upon any termination of this Agreement, Sublicensees rights shall at Licensor’s option, be (i) assigned to and assumed by Sublicensee, or (ii) terminated.

ARTICLE 3. TERM OF AGREEMENT

This Agreement shall be in full force and effect from the EFFECTIVE DATE until the end of the term of the last-to-expire of Licensor’s Patent Rights licensed under this Agreement unless otherwise terminated by operation of law or by acts of the parties pursuant to the terms of this Agreement.

ARTICLE 4. FEES & ROYALTIES

4.1            License Issue Fee. Licensee shall pay to Licensor a non-refundable License Issue Fee of ten percent (10%) of all shares outstanding for Glycosan BioSystems, Inc. at the time of execution of this Agreement, which fee is not an advance against earned royalties.

4.2            License Maintenance Fee. Licensee will pay a license maintenance fee, until such time as royalties are paid, in the amount of five thousand dollars ($5,000), due and payable on the first anniversary of the Effective Date.

4.3            Running Royalty. As consideration for the license under this Agreement, Licensee shall pay to Licensor an earned royalty of three percent (3%) of Net Sales. Earned royalties shall accrue in each country for the duration of Patent Rights in that country.

a.
If any patent or any claim thereof included within Licensor’s Patent Rights shall be found invalid by a court of competent jurisdiction and last resort, from which decision no appeal may be taken, Licensee’s obligation to pay Licensor royalties based on such patent or claim or any claim patentably indistinct therefrom shall cease as of the date of such decision. Licensee shall not, however, be relieved from paying Licensor any royalties, fees, expenses, or other liabilities that accrued prior to the date of such decision or that are based on any of Licensor’s Patent Rights not the subject of such decision.

4.4            Minimum Royalty. Commencing with the second anniversary of the Effective Date Licensee shall pay to Licensor, within thirty (30) days of each anniversary of the Effective Date a minimum annual royalty as provided below:

YEAR 2	$ 7,500

YEAR 3	$ 15,000

YEAR 4	$ 22,500

YEAR 5	$ 30,000 (and Beyond)

Licensee shall continue to pay such minimum annual royalty until the end of the term of the last to expire of Licensor’s Patent Rights. Licensor shall fully credit each payment of minimum annual royalties against any earned royalties payable by Licensee with respect to the year in which the minimum annual royalty is made.

4.5            Sublicense Fees and Royalties. In consideration for the sublicense, Licensee shall pay to Licensor thirty percent (30%) of any lump-sum fee or advance payment received by Licensee from any Sublicensee, regardless of how the Licensee and Sublicensee characterizes such payments, including but not limited to license fees, minimum annual royalties, milestone payments, etc. Licensee shall not receive from Sublicensees anything of value in lieu of cash payments in consideration for any sublicense under this Agreement without the express prior written permission of Licensor. In addition, Licensee shall pay to Licensor a royalty on Net Sales made under any sublicense which royalty rate shall be thirty percent (30%) of the royalty rate charged by Licensee on Net Sales by such Sublicensee, and in no event shall the royalty paid to Licensor be reduced to less than one percent of Sublicensee Net Sales.

4.6            Sales and Product-Marketing Agreements. For a period of three (3) years following the Effective Date, Licensee may enter into a sales and product-marketing agreement with a Sales and Product-Marketing Partner. Such agreements may entail an initial fee regarded as an investment into Licensee and an exclusive sales agreement for Licensed Product sold and not royalty revenues. Licensee may retain any initial upfront lump-sum one time fee, not to exceed five million dollars ($5,000,000) with out obligation to Licensor. Licensee shall pay to Licensor a royalty on sales to a Sales and Product-Marketing Partner of five percent (5%) of Net Sales as long as the Sales and Product-Marketing Partner is a customer. Licensee shall within thirty (30) days of execution, provide Licensor with a copy of each agreement with a Marketing and Distribution Partner.

ARTICLE 5. COMMERCIAL DILIGENCE & MILESTONES

5.1            Commercial Diligence. Upon execution of this Agreement, Licensee shall diligently proceed with the development, manufacture, sale and use of Licensed Products and/or Licensed Methods in order to make them readily available to the general public as soon as possible on commercially reasonable terms. Licensee shall continue active, diligent marketing efforts for one or more Licensed Product(s) and/or Licensed Method(s) throughout the term of this Agreement (“Actively Commercializing”). In addition, Licensee shall perform at least the following obligations as part of its due diligence activities hereunder:

(a)
Licensee shall deliver to Licensor within six (6) months from Effective Date, a complete and accurate commercialization plan detailing each phase of development, the target markets and time frames toward first sale of the Licensed Products and Licensed Methods.

(b)	Licensee shall submit within eight (8) months from Effective Date, at least one grant application regarding development of technology licensed in this Agreement.

(c)	Licensee shall secure within one year from Effective Date office and laboratory space to conduct its business.

(d)
Licensee shall spend at least three hundred thousand dollars ($300,000) on research, development and commercialization of Licensed Products and/or Licensed Methods during the two-year period following the date of this Agreement. Included in such expense shall be normal corporate start-up costs including, but not limited to, corporate overhead such as rent, salaries and benefits, insurance, legal, and laboratory and equipment acquisition

(e)	Net Sales shall have occurred on or before the second anniversary of the Effective Date.

5.2            Milestones and Fees. Licensee shall pay a patent issue fee of five thousand dollars upon issuance of each U.S. patent Covered By this Agreement. Such patent issue fee shall only be required for the first five (5) U.S. patents issued. If three (3) or more licensees have rights for distinct and separate fields of use for the same issued patent, at the time the patent issues, the patent issue fee shall be two thousand five hundred dollars ($2,500). Each required payment will be paid to Licensor within thirty (30) days of completion of each milestone listed above.

ARTICLE 6. EQUITY OWNERSHIP

In consideration of the rights granted to Licensee by Licensor in this Agreement, Licensee will, within twenty one (21) days after execution of this agreement, issue to Licensee fully authorized, fully paid Shares of Stock equaling ten percent (10%) of all outstanding Shares for Glycosan BioSystems, Inc. as of the Effective Date. Thereafter, Licensee shall issue additional Shares to Licensor in order to maintain a ten percent (10%) ownership in Glycosan BioSystems, Inc. until such time as Glycosan BioSystems has reached a valuation of one million dollars ($1,000,000), as assessed by a third party with potential to acquire Licensee, or the second (2) anniversary of the Effective date. Such Shares will be issued in the name of the Licensor and be subject to acceptance by Licensor of the terms and conditions set forth in Licensee’s usual and customary Stock Purchase Agreement, and related agreements governing shareholder rights, containing terms and conditions common to all other investors. At any time up to and including reaching a one million dollar ($1,000,000) valuation, or prior to the second (2) anniversary of the Effective Date, Licensee may redeem Licensor shares for one hundred thousand dollars ($100,000). If Licensor owns stock on or after the sixth anniversary of the Effective Date, Licensor has the option of receiving from Licensee three (3) annual payments of fifty thousand dollars ($50,000) as payment for Licensor’s interest in Glycosan BioSystems, Inc.

ARTICLE 7. CONFIDENTIALITY

7.1            Confidentiality. Licensee and Licensor acknowledge that either party may provide certain information to the other about the INVENTION that is considered to be confidential. Licensee and Licensor shall take reasonable precautions to protect such confidential information. Such precautions shall involve at least the same degree of care and precaution that the recipient customarily uses to protect its own confidential information.

7.2            GRAMA. Licensee acknowledges that Licensor is subject to the Utah Governmental Records Access and Management Act (“GRAMA”), Section 63-2-101 et seq., Utah Code Ann. (1953), as amended. Licensor shall keep confidential any information provided to Licensor by Licensee that Licensee considers confidential, to the extent allowable under GRAMA and as provided in Section 53B-16-301 et seq., Utah Code Ann. In order to be eligible for such protection under GRAMA, confidential information of Licensee disclosed to Licensor must be in written or other tangible form, marked as proprietary, and accompanied by a written claim by Licensee stating the reasons that such information must be kept confidential.

ARTICLE 8. QUARTERLY & ANNUAL REPORTS

8.1            Quarterly Royalty Report. Within thirty (30) days after the calendar year in which Net Sales first occur, and within 30 days after each calendar quarter thereafter, Licensee shall provide Licensor with a written report detailing all sales and uses, if any, made of Licensed Products and Licensed Methods during the preceding calendar quarter, and detailing the amount of Net Sales made during such quarter and calculating the royalties due pursuant to Sections 6.1 and 4.3 hereof. Each report shall include at least the following:

a.	number of Licensed Products manufactured, leased and sold by and/or for Licensee, Affiliates and all Sublicensees;

b.	accounting for all Licensed Methods used or sold by and/or for Licensee, Affiliates and all Sublicensees;

c.	accounting for Net Sales, noting the deductions applicable as provided in Section 1.10;

d.	royalties due under Section 4.4;

e.	running royalties due under Section 4.3 and 4.6;

f.	royalties due on other payments from Sublicensees and assignees under Section 4.5;

g.	total royalties due;

h.	names and addresses of all Sublicensees of Licensee;

i.	the amount spent on product development; and

j.	the number of full-time equivalent employees working on the Licensed Products and/or Licensed Methods.

Each report shall be in substantially similar form as Exhibit “C” attached hereto. Each such report shall be signed by an officer of Licensee (or the officer’s designee). With each such report submitted, Licensee shall pay to Licensor the royalties and fees due and payable under this Agreement. If no royalties shall be due, Licensee shall so report. Licensee’s failure to submit a Royalty Report in the required form will constitute a breach of this Agreement. Licensee will continue to deliver Royalty Reports to Licensor after the termination or expiration of this Agreement until such time as all Licensed Product(s) permitted to be sold after termination have been sold or destroyed.

8.2            Progress Report and Commercialization Plan. Commencing on July 1, 2006, and on each January 1 and July 1 thereafter, until the first occurrence of Net Sales and annually thereafter each January 1, Licensee shall submit to Licensor a written report covering Licensee’s (and any Sublicensee’s) progress in (a) development and testing of all Licensed Products and Licensed Methods; (b) achieving the due diligence milestones specified herein; and (c) preparing, filing, and obtaining of any approvals necessary for marketing the Licensed Products and Licensed Methods and (d) plans for the upcoming year in commercializing the Licensed Product(s). Each report shall be in substantially similar form and contain at least the information required by Exhibit “D” attached hereto and incorporated herein.

8.3            Reporting First Foreign Sales. In addition to the regular reports required by Section 8.1 and 8.2, Licensee shall provide a written report to Licensor of the date of first occurrence of Net Sales in each country within sixty (60) days of its occurrence.

ARTICLE 9. PAYMENTS, RECORDS AND AUDITS

9.1            Payments. Licensee shall pay all royalties accruing to Licensor in U.S. Dollars, without deduction of exchange, collection, wiring fees, bank fees, or any other charges, within thirty (30) days following the calendar quarter in which Net Sales occur. Each payment will reference U#’s U-3405 and U-3656. All payments to Licensor will be made in United States dollars by wire transfer or check payable to “University of Utah Research Foundation” and sent to:

Technology Commercialization Office
Attn: Accounts Receivable
The University of Utah
615 Arapeen Dr. #310
Salt Lake City, UT 84108

9.2            Late Payments. In the event royalty payments or other fees are not received by Licensor when due hereunder, Licensee shall pay to Licensor interest charges at the rate of twelve percent (12%) per annum on the total royalties or fees due for the reporting period.

9.3            Records. Licensee shall keep, and cause its Sublicensees and Affiliates to keep, complete, true and accurate records and books containing all particulars that may be necessary for the purpose of showing the amounts payable to Licensor hereunder. Records and books shall be kept at Licensee’s principle place of business or the principal place of business of the appropriate division of Licensee to which this Agreement relates.

9.4            Audit. Said books and the supporting data shall be open at all reasonable times for five (5) years following the end of the calendar year to which they pertain, to inspection by Licensor or its agents, upon reasonable prior notice to Licensee, for the purpose of verifying Licensee’s royalty statement or compliance in other respects with this Agreement. Such access will be available to Licensor upon not less than ten (10) days written notice to Licensee, not more than once each calendar year of the Term, during normal business hours, and once a year for three years after the expiration or termination of this Agreement. Should such inspection lead to the discovery of a greater than five percent (5%) or $5,000 US, discrepancy in reporting to Licensor’s detriment, Licensee agrees to pay the full cost of such inspection. Whenever Licensee has its books and records audited by an independent certified public accountant, Licensee will, within thirty (30) days of the conclusion of such audit, provide Licensor with a written statement, certified by said auditor, setting forth the calculation of royalties due to Licensor over the time period audited as determined from the books and records of the Licensee.

ARTICLE 10. PATENT PROSECUTION AND MAINTENANCE

10.1          Future Patent Expenses. Presently, a third party has acquired rights to a separate and distinct field of use and is committed to pay two thirds (2/3) of the patent costs for the Patent Rights licensed under this Agreement. For the duration of the third party rights, or prior to termination thereof, Licensee will pay for costs forward after the Effective Date, one third of all expenses for filing, prosecuting, enforcing, and maintaining the Patent Rights that are licensed to Licensee, including without limitation, any taxes on such Patent Rights within thirty (30) days of invoice. In the event that subsequent license agreements for separate and distinct fields of use are entered into by Licensor and the prior licensee is still in effect, Licensee and subsequent licensee’s shall pay equal shares of the remaining one third (1/3) portion of patent costs. In the event that this prior license fails to continue, Licensee and any subsequent licensee’s will equally be responsible for all of patent costs relating to Patent Rights.

10.2          Failure to Pay Patent Expenses. In the event that Licensee fails to pay any patent expenses required under this Agreement within sixty (60) days of receipt of notification that such expenses are due, Licensee will be required within the following thirty (30) days to establish with a leading and first class bank subject to approval by Licensor, an irrevocable and, if so requested by Licensor, confirmed letter of credit (not restricted, unless otherwise agreed upon) in the amount of ten thousand dollars ($10,000) in favor of Licensor available immediately to secure the payment of patent expenses due under this Agreement. Licensor may draw upon such letter of credit upon presentation of the letter notifying Licensee of patent expenses due and payable and a statement from Licensor of Licensee’s failure to pay. In the event that Licensee does not establish such letter of credit within such thirty (30) day period, Licensor may terminate this Agreement. Should Licensee decline or fail to pay the costs and legal fees for the preparation, prosecution and maintenance of any patent or patent application under this Agreement, Licensor may at its discretion, either exclude by written notice the patent or patent application from this Agreement without terminating the agreement in its entirety and Licensee shall have no further rights thereto, or Licensor may terminate this Agreement in full pursuant to Section 12.1. Any exclusion pursuant to this section shall not relieve Licensee of any obligation or liability accrued hereunder prior to such exclusion, or rescind or give rise to any right to rescind any payments made or other consideration given to Licensor hereunder prior to the time such exclusion becomes effective. Such exclusion shall not affect in any manner any obligation due Licensor by Licensee arising under this Agreement prior to the date of such exclusion.

10.3          Patent Counsel. Licensor will work closely with Licensee to develop a suitable strategy for the prosecution and maintenance of all Licensed Patents. Licensor will provide copies of documents prepared by patent counsel to Licensee for review and comment prior to filing to the extent practicable under the circumstances. Licensee will be billed and will pay all documented costs and fees and other charges incident to the preparation, prosecution, and maintenance of the Licensed Patents within thirty (30) days of receipt of invoice from the selected patent attorney. All patent applications and patents will be in the name of Licensor, owned by Licensor and included as part of the Patent Rights licensed pursuant to this Agreement.

ARTICLE 11. PATENT MARKING

Licensee shall permanently and legibly mark all Licensed Products made, used or sold under the terms of this Agreement, or their containers, in accordance with patent notice appropriate under Title 35, United States Code.

ARTICLE 12. TERMINATION BY LICENSOR

12.1          Licensee Violations. If Licensee should: (a) fail to deliver to Licensor any statement or report required hereunder when due; (b) fail to make any payment at the time that the same should be due; (c) violate or fail to perform any covenant, condition, or undertaking of this Agreement to be performed by it hereunder; (d) cease Actively Commercializing Licensed Product(s); (e) fail to have a Sale of Licensed Product(s) within two (2) years after the Effective Date; or (f) file a bankruptcy action, or have a bankruptcy action against it, or become Insolvent; enter into a composition with creditors, or have a receiver appointed for it; then Licensor may give written notice of such default to Licensee. If Licensee should fail to cure such default within thirty (30) days of such notice, the rights, privileges, and license granted hereunder shall automatically terminate.

12.2          Business Failure. If Licensee shall cease to carry on its business with respect to the rights granted in this Agreement, this Agreement shall terminate upon thirty (30) days written notice by Licensor.

12.3          Obligations After Termination. No termination of this Agreement by Licensor shall relieve Licensee of its obligation to pay any monetary obligation due or owing at the time of such termination and shall not impair any accrued right of Licensor. Licensee shall pay all attorneys’ fees and costs incurred by Licensor in enforcing any obligation of Licensee or accrued right of Licensor. Articles 7, 9.2, 9.3, 12.3, 15.2, 15.3, 20, 24, 26, 27 and 28. shall survive any termination of this Agreement.

ARTICLE 13. TERMINATION BY LICENSEE

13.1          Voluntary Termination. Licensee may terminate this Agreement, in whole or as to any specified patent, at any time and from time to time without cause, by giving written notice thereof to Licensor. Such termination shall be effective forty five (45) days after such notice and all Licensee’s rights associated therewith shall cease as of that date

13.2          Obligations After Termination. Any termination pursuant to Section 13.1 shall not relieve Licensee of any obligation or liability accrued hereunder prior to such termination, or rescind or give rise to any right to rescind any payments made or other consideration given to Licensor hereunder prior to the time such termination becomes effective. Such termination shall not affect in any manner any rights of Licensor arising under this Agreement prior to the date of such termination.

ARTICLE 14. DISPOSITION OF LICENSED PRODUCTS ON HAND

Upon expiration or termination of this Agreement by either party, Licensee shall provide Licensor with a written inventory of all Licensed Products in process of manufacture, in use or in stock. Licensee may dispose of any such Licensed Products within the ninety (90) day period following such expiration or termination, provided, however, that Licensee shall pay royalties and render reports to Licensor thereon in the manner specified herein.

ARTICLE 15. WARRANTY BY LICENSOR

15.1          Right to License. Licensor warrants that it has the lawful right to grant the license set forth in this Agreement.

15.2          EXCEPT AS EXPRESSLY PROVIDED IN SECTION 15.1, THE PARTIES ACKNOWLEDGE AND AGREE THAT LICENSOR HAS MADE NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. IN NO EVENT SHALL LICENSOR BE HELD RESPONSIBLE FOR ANY SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES ARISING OUT OF THE USE OF PATENT RIGHTS, EVEN IF LICENSOR IS ADVISED IN ADVANCE OF THE POSSIBILITY OF SUCH DAMAGES.

15.3          Limitations. Nothing in this Agreement shall be construed as:

a.	a warranty or representation by Licensor as to the validity or scope of any Patent Rights.

b.
a warranty or representation by Licensor that anything made, used, sold or otherwise disposed of pursuant to any license granted under this Agreement is or will be free from infringement of intellectual property rights of third parties.

c.	an obligation by Licensor to bring or prosecute actions or suits against third parties for patent infringement, except as expressly provided in Article 16 hereof.

d.	conferring by implication, estoppel or otherwise any license or rights under any patents of Licensor other than Patent Rights.

15.4          Remedy for Breach of Warranty. Any breach of the representations or warranties made in this Article 15 shall entitle Licensee to a refund of all payments made to Licensor as consideration for the rights granted under this Agreement, and said refund shall be the sole remedy available to Licensee for breach or violation of any provisions contained in this Article 15.

ARTICLE 16. INFRINGEMENT

16.1          Knowledge of Infringement. If either party learns of a claim of infringement of or by any of Licensor’s Patent Rights licensed under this Agreement, that party shall give written notice of such claim to the other party. Licensor shall then use reasonable efforts to terminate such infringement. In the event Licensor fails to abate the infringing activity within ninety (90) days after such written notice or to bring legal action against the third party, Licensee may bring suit for patent infringement. No settlement, consent judgment or other voluntary final disposition of the suit may be entered into without the consent of Licensor, which consent shall not be unreasonably withheld.

16.2        Expense and Proceeds from Legal Action. Any such legal action shall be at the expense of the party by whom suit is filed, hereinafter referred to as the “Litigating Party”. Any damages or costs recovered by the Litigating Party in connection with a legal action filed by it hereunder, and remaining under the Litigating Party is reimbursed for its costs and expenses reasonably incurred in the lawsuit, and after any royalties or other payments due to Licensor under Article 4 are paid, shall be equally divided between Licensee and Licensor.

16.3          Cooperation in Litigation Proceedings. Licensee and Licensor shall cooperate with each other in litigation proceedings instituted hereunder, provided that such cooperation shall be at the expense of the Litigating Party, and such litigation shall be controlled by the Litigating Party.

ARTICLE 17. INSURANCE

17.1          Insurance Requirements. Beginning at the time any Licensed Product is being distributed or Sold (including for the purpose of obtaining any required regulatory approvals) by Licensee or a Sublicensee, Licensee will, at its sole cost and expense, procure and maintain commercial general liability insurance issued by an insurance carrier with an A.M. Best rating of “A” or better in amounts not less than $1,000,000 per incident and $1,000,000 annual aggregate. Licensee will use reasonable efforts to have the Indemnities named as additional insured’s. All rights of subrogation will be waived against Licensor and its insurers. Such commercial general liability insurance will provide (i) product liability coverage; (ii) broad form contractual liability coverage for Licensee’s indemnification under this Agreement; and (iii) coverage for litigation costs. The specified minimum insurance amounts will not constitute a limitation on Licensee’s obligation to indemnify the Indemnities under this Agreement.

17.2          Evidence of Insurance and Notice of Changes. Licensee will provide Licensor with written evidence of such insurance upon request of Licensor. Licensee will provide Licensor with written notice of at least thirty (30) days prior to the cancellation, non-renewal, or material change in such insurance.

17.3         Continuing Insurance Obligations. Licensee will maintain such commercial general liability insurance beyond the expiration or termination of this Agreement during (i) the period that any Licensed Product(s) developed pursuant to this Agreement is being commercially distributed or Sold by Licensee, any Affiliate, or any Sublicensee or agent of Licensee; and (ii) for five (5) years after such period.

ARTICLE 18. WAIVER

No waiver by either party hereto of any breach or default of any of the covenants or agreements herein set forth shall be deemed a waiver as to any subsequent and/or similar breach or default.

ARTICLE 19. ASSIGNABILITY

This Agreement is not assignable or otherwise transferable (including by operation of law, merger, or other business combination) by Licensee without the prior written consent of Licensor. The failure of Licensee to comply with the terms of this paragraph shall be grounds for termination of the Agreement by Licensor under Article 12. In the event that written consent is provided by Licensor, Licensee will pay a non-refundable fee of thirty thousand dollars ($30,000) if the total transaction value is less than twenty five million dollars ($25 million), and ninety thousand dollars ($90,000) if the total transaction value exceeds twenty five million dollars ($25 million) upon the consummation of the assignment or transfer.

ARTICLE 20. INDEMNIFICATION BY LICENSEE

Licensee shall indemnify, hold harmless and defend Licensor, the University of Utah, and their respective officers, employees and agents, against any and all claims, suits, losses, damages, costs, liabilities, fees and expenses (including reasonable fees of attorneys) resulting from or arising out of exercise of: (a) any license granted under this Agreement; or (b) any act, error, or omission of Licensee, its agents, employees or Sublicensees, except where such claims, suits, losses, damages, costs, fees, or expenses result solely from the negligent acts or omissions, or willful misconduct of the Licensor, its officers, employees or agents. Licensee shall give Licensor timely notice of any claim or suit instituted of which Licensee has knowledge that in any way, directly or indirectly, affects or might affect Licensor, and Licensor shall have the right at its own expense to participate in the defense of the same.

ARTICLE 21. INDEMNIFICATION BY LICENSOR

The Licensor is a governmental entity and is subject to the Utah Governmental Immunity Act, Section 63-30(d)-101 et seq., Utah Code Ann. (the “Act”). Subject to the provision of the Act, Licensor shall indemnify, defend and hold harmless Licensee, its officers, agents and employees against any and all claims, suits, losses, damages, costs, liabilities, fees, and expenses (including reasonable fees of attorneys) resulting solely from the negligent acts or omissions of Licensor, its officers, agents or employees in connection with this Agreement. Nothing in this Agreement shall be construed as a waiver of any rights or defenses applicable to Licensor under the Act, including without limitation, the provisions of Section 63-30(d)-604 regarding limitation of judgments. Licensor shall give Licensee timely notice of any claim or suit instituted of which Licensor has knowledge that in any way, directly or indirectly, affects or might affect Licensee, and Licensee shall have the right at its own expense to participate in the defense of the same.

ARTICLE 22. NOTICES

Any payment, notice or other communication required or permitted to be given to either party hereto shall be in writing and shall be deemed to have been properly given and effective: (a) on the date of delivery if delivered in person during recipient’s normal business hours; or (b) on the date of attempted delivery if delivered by courier, express mail service or first-class mail, registered or certified. Such notice shall be sent or delivered to the respective addresses given below, or to such other address as either party shall designate by written notice given to the other party as follows:

In the case of Licensee:
Glycosan BioSystems, Inc.
PO Box 2321
Park City, UT 84060

In the case of Licensor:
UNIVERSITY OF UTAH RESEARCH FOUNDATION
Technology Commercialization Office
615 Arapeen Drive, Suite 310
Salt Lake City, UT 84108

With a copy to:
OFFICE OF GENERAL COUNSEL
University of Utah
309 Park Building
Salt Lake City, Utah 84112

ARTICLE 23. REGULATORY COMPLIANCE

23.1          Registration of Agreement. When required by local/national law, Licensee shall register this Agreement, pay all costs and legal fees connected therewith, and otherwise insure that the local/national laws affecting this Agreement are fully satisfied.

23.2          Compliance With U.S. Law. Licensee shall comply with all applicable U.S. laws dealing with the export and/or management of technology or information. Licensee understands that the Arms Export Control Act (AECA), including its implementing International Traffic In Arms Regulations (ITAR,) and the Export Administration Act (EAA), including its Export Administration Regulations (EAR), are some (but not all) of the laws and regulations that comprise the U.S. export laws and regulations. Licensee further understands that the U.S. export laws and regulations include (but are not limited to): (1) ITAR and EAR product/service/data-specific requirements; (2) ITAR and EAR ultimate destination-specific requirements; (3) ITAR and EAR end user-specific requirements; (4) ITAR and EAR end use- specific requirements; (5) Foreign Corrupt Practices Act; and (6) anti-boycott laws and regulations. Licensee will comply with all then-current applicable export laws and regulations of the U.S. Government (and other applicable U.S. laws and regulations) pertaining to the Licensed Prodcust(s) (including any associated products, items, articles, computer software, media, services, technical data, and other information). Licensee certifies that it will not, directly or indirectly, export (including any deemed export), nor re-export (including any deemed re-export) the Licensed Product(s) (including any associated products, items, articles, computer software, media, services, technical data, and other information) in violation of U.S. export laws and regulations or other applicable U.S. laws and regulations. Licensee will include an appropriate provision in its agreements with its authorized Sublicensees to assure that these parties comply with all then-current applicable U.S. export laws and regulations and other applicable U.S. laws and regulations

23.3.         Location of Manufacture. Licensee agrees that products used or sold in the United States embodying Licensed Products or produced through use of the Licensed Method shall be manufactured substantially in the United States, unless a written waiver is obtained in advance from Licensor.

ARTICLE 24. GOVERNING LAW

This Agreement shall be interpreted and construed in accordance with the laws of the State of Utah, without application of any principles of choice of laws.

ARTICLE 25. RELATIONSHIP OF PARTIES

In assuming and performing the obligations of this Agreement, Licensee and Licensor are each acting as independent parties and neither shall be considered or represent itself as a joint venture, partner, agent or employee of the other.

ARTICLE 26. USE OF NAMES

26.1          By Licensee. Licensee may use the name “The University of Utah” in factually based materials related to the Licensed Products and the business of the Licensee; provided, however, that Licensee may not use the name of University in connection with any name, brand or trademark related to Licensed Products or Licensed Methods. For example, Licensee may include a statement in promotional materials that refers to the fact that a product or service is based on technology developed at The University of Utah; Licensee may not include The University of Utah in a product or service name.

26.2          By Licensor. Licensor may use Licensee’s name in connection with University’s publicity related to University intellectual property and commercialization achievements.

ARTICLE 27. DISPUTE RESOLUTION

Except for the right of either party to apply to a court of competent jurisdiction for a temporary restraining order, a preliminary injunction, or other equitable relief to preserve the status quo or prevent irreparable harm, any and all claims, disputes or controversies arising under, out of, or in connection with the Agreement, including but not limited to any dispute relating to patent validity or infringement, which the parties shall be unable to resolve within sixty (60) days shall be mediated in good faith. The party raising such dispute shall promptly advise the other party of such dispute. By not later than five (5) business days after the recipient has received such notice of dispute, each party shall have selected for itself a representative who shall have the authority to bind such party, and shall additionally have advised the other party in writing of the name and title of such representative. By not later than ten (10) days after the date of such notice of dispute, the party against whom the dispute shall be raised shall select a mediator in the Salt Lake City area and such representatives shall schedule a date with such mediator for a hearing. The parties shall enter into good faith mediation and shall share the costs equally. If the representatives of the parties have not been able to resolve the dispute within fifteen (15) business days after such mediation hearing, then any and all claims, disputes or controversies arising under, out of, or in connection with this Agreement, including any dispute relating to patent validity or infringement, shall be resolved through arbitration if the parties mutually consent, or through any judicial proceeding either in the courts of the State of Utah or in the United States District Court for the District of Utah, to whose jurisdiction for such purposes Licensee and Licensor each hereby irrevocably consents and submits. All costs and expenses, including reasonable attorneys’ fees, of the prevailing party in connection with resolution of a dispute by arbitration or litigation of such controversy or claim shall be borne by the other party.

ARTICLE 28. GENERAL PROVISIONS

28.1          The headings of the several sections are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

28.2          This Agreement shall not be binding upon the parties until it has been signed herein below by or on behalf of each party, and as of the EFFECTIVE DATE.

28.3          No amendment or modification of this Agreement shall be valid or binding upon the parties unless made in writing and signed by both parties.

28.4          This Agreement embodies the entire understanding of the parties and supersedes all previous communications, representations or understandings, either oral or written, between the parties relating to the subject matter thereof.

28.5          The provisions of this Agreement are severable, and in the event that any provision of this Agreement shall be determined to be invalid or unenforceable under any controlling body of the law, such invalidity or unenforceability shall not in any way affect the validity or enforceability of the remaining provisions hereof.

28.6          This Agreement may be signed in counterparts, each of which when taken together shall constitute one fully executed document. Each individual executing this Agreement on behalf of a legal Entity does hereby represent and warrant to each other person so signing that he or she has been duly authorized to execute this Agreement on behalf of such Entity.

28.7          In the event of any litigation, arbitration, judicial reference or other legal proceeding involving the parties to this Agreement to enforce any provision of this Agreement, to enforce any remedy available upon default under this Agreement, or seeking a declaration of the rights of either party under this Agreement, the prevailing party shall be entitled to recover from the other such attorneys’ fees and costs as may be reasonably incurred, including the costs of reasonable investigation, preparation and professional or expert consultation incurred by reason of such litigation, arbitration, judicial reference, or other legal proceeding.

IN WITNESS WHEREOF, Licensor and Licensee have executed this Agreement by their respective officers hereunto duly authorized, on the day and year hereinafter written.

“Licensee”		“Licensor”

GLYCOSAN BIOSYSTEMS, Inc.		UNIVERSITY OF UTAH
RESEARCH FOUNDATION

By	/s/ William P. Tew	By	/s/ Raymond F. Gesteland
	(Signature)		(Signature)

Name	William P. Tew, Ph.D.	Name	Raymond F.Gesteland
(Please Print)

Title	President & CEO	Title	President

Date		Date

EXHIBIT “A”

Patent Rights

U No.	Matter	Application No. Date of Filing	Title	Inventor(s)
U-3405	21101.0036U1 Provisional	60/390,504 6/21/2002	Disulfide Crosslinked Hyaluronan Hydrogels	Glenn Preswich, Xiao Shu, Yi Luo, Kelly Kirker
U-3405	21101.0036P1 PCT	PCT/US03/15519 5/15/03	Crosslinked Compounds and Methods of Making and Using Thereof	Glenn Preswich, Xiao Shu, Yi Luo, Kelly Kirker
U-3405	21101.0036U2 Nationalized, United States	10/519,173 12/20/04	Crosslinked Compounds and Methods of Making and Using Thereof	Glenn Preswich, Xiao Shu, Yi Luo, Kelly Kirker
U-3405	21101.0036CA1 Nationalized, Canada	2,489,712 5/15/03	Crosslinked Compounds and Methods of Making and Using Thereof	Glenn Preswich, Xiao Shu, Yi Luo, Kelly Kirker
U-3405	21101.0036EP1 Nationalized, Europe	03799796.2 5/15/03	Crosslinked Compounds and Methods of Making and Using Thereof	Glenn Preswich, Xiao Shu, Yi Luo, Kelly Kirker
U-3656	21101.0051P1 Provisional	60/526,797 12/4/2003	Modified Macromolecules and Methods of Making and Using Thereof	Glenn Prestwich, Xiao Shu
U-3656	21101.0051U1 PCT	PCT/US04/040726 12/6/2004	Modified Macromolecules and Methods of Making and Using Thereof	Glenn Prestwich, Xiao Shu

EXHIBIT “B”

LICENSE TO THE UNITED STATES GOVERNMENT

This instrument confers to the United States Government, as represented by the _______________, a non-exclusive, non-transferable, irrevocable, paid-up license to practice or have practiced on its behalf throughout the world the following subject invention. This license will extend to all divisions or continuations of the patent application and all patents or reissues, which may be granted thereon:

Invention Title:

Inventor(s):

Patent Application Serial No.:

Filing Date:

Country, if other than United States:

This subject invention was conceived and/or first actually reduced to practice in performance of a government-funded project, Grant No.: __________________________

Principal rights to this subject invention have been left with the Licensor: University of Utah Research Foundation, subject to the provisions of 37 CFR 401 and 45 CFR 8.

Signed:		Date:

Name:	Raymond F. Gesteland	Title:	President

EXHIBIT “C”

Quarterly Report
for
_________(title)_______ ____, U-________

Date: ____________________

Period Covered: _____________________

Royalties

A. Number of units sold:	_________________

B. Price per unit:	_________________

C. Gross sales amount (AxB):	_________________

D. Deductions:
Discounts allowed (case, trade, quantity)	____________
Taxes imposed on sales (sales, use, etc.)	____________
Transportation charges (outbound or prepaid)	____________
Allowances (rejections and returns)	____________

Total Deductions	____________

E. Net Sales (C-D):	_________________

F. Total royalty due (___% of E)	_________________

G. Total royalty payment made	_________________

EXHIBIT “D

Due Diligence
for
_________(title)_______ ____, U-________

Date: ________________________

Period Covering: _____________________________

Progress Regarding Specific Due Diligence Milestones:

Projected Date of First Sale:      __________________________________

Please provide the commercial name of any FDA-approved products, utilizing this invention, that have first reached the market during the designated reporting period. This information is necessary for federal funding reporting requirements.

Product Name(s):

___Yes ___No
In the designated reporting period, did your company or any Sublicensee of the above referenced technology have 500 or more employees? This information is required to determine and report large or small entity status in the United States.

___Yes ___No
In the designated reporting period, did your company or any Sublicensee of the above referenced technology have more than 50 employees? This information is required to determine and report large or small entity status in Canada.

AMENDMENT

          This Amendment (“AMENDMENT”) is made and is effective as of May 9, 2006, by and between Glycosan BioSystems, Inc. (“LICENSEE”), having an address at PO Box 2321, Park City, Utah 84060 and the University of Utah Research Foundation (“LICENSOR”), having an address at 615 Arapeen Drive, Suite 310, Salt Lake City, Utah, 84108. LICENSEE and the LICENSOR are referred to herein collectively as “PARTIES”.

Recital

          WHEREAS, the PARTIES have previously entered into a License Agreement on February 15, 2006 (“AGREEMENT”) to technologies entitled “In situ Crosslinkable Synthetic Extracellular Matrices” (U-3405) and “Novel Chemical Modifications of Hyaluronan” (U-3656); and

          WHEREAS, the PARTIES wish to amend the AGREEMENT with respect to sections 1.6 and 5.2 of the License Agreement;

          NOW THEREFORE, the PARTIES agree to amend the AGREEMENT as follows;

Section 1.6 of the AGREEMENT is hereby deleted in its entirety and replaced with the following;

Section 1.6
“Field of Use” shall mean exclusive use all of PATENT RIGHTS excluding human and animal therapeutics, animal health, medical devices and pharmaceutical uses and applications. Including but not limited to uses in cosmetics, uses in topical delivery of compounds which are not FDA-regulated therapeutic agents, reagents and platforms for in vitro cell and tissue culture, platforms and services for in vitro drug toxicology and efficacy testing, materials for preserving or extending the useful life of human organs and tissues, in vivo xenograft models using human tissues, and any other uses not specifically excluded. “Field of Use” shall also mean co-exclusive use of PATENT RIGHTS to products and methods in which living tissue or cells are incorporated outside the body into a polymer platform at a facility other than the point-of-care facility, and the resulting hybrid device is then subsequently implanted in humans for therapeutic use (“TISSUE ENGINEERED PRODUCTS”). These co-exclusive rights shall be shared with no more that one other licensee and include Sublicensing rights consistent with the AGREEMENT.

Section 5.2 of the AGREEMENT is hereby deleted in its entirety and replaced with the following;

Section 5.2	Milestones and Fees.

(a)
Licensee shall pay a patent issue fee of five thousand dollars upon issuance of each U.S. patent COVERED BY this AGREEMENTgr. Such patent issue fee shall only be required for the first five (5) U.S. patents issued. If three (3) or more licensees have rights for distinct and separate fields of use for the same issued patent, at the time the patent issues, the patent issue fee shall be two thousand five hundred dollars ($2,500). Each required payment will be paid to Licensor within thirty (30) days of completion of each milestone listed above.

(b)
Licensee shall pay a milestone fee of $225,000 for the first sale of TISSUE ENGINEERED PRODUCTS for Human use. This payment will be paid to Licensor within six (6) months of completion of this milestone.

Except as provided herein or as may be required to effectuate the intent of the parties with respect to the AMENDMENT described herein, the AGREEMENT remains in full force and effective and the parties hereby reaffirm and ratify the terms of the AGREEMENT in their entirety.

IN WITNESS WHEREOF, the parties have executed this AMENDMENT to the AGREEMENT by their respective officers hereunto duly authorized, on the day and year written above.

Glycosan BioSystems		University of Utah Research Foundation

By:	/s/ William P. Tew	By:	/s/ Ray F. Gesteland

Name:	William P. Tew, Ph.D.	Name:	Ray F. Gesteland
Title:	President & CEO	Title:	President
Date:	May 9, 2006	Date:

AMENDMENT TO LICENSE AGREEMENT

This Amendment is made as of February 4, 2008, by and between Glycosan Biosystems, Inc. (“Licensee”), having an address at 675 Arapeen Drive, Suite 302, Salt Lake City, Utah 84108 and the University of Utah Research Foundation, having an address at the Technology Commercialization Office, 615 Arapeen Drive, Suite 310, Salt Lake City, UT 84108 (“Licensor”) is effective immediately.

RECITAL

          WHEREAS, Licensor and Licensee have previously entered into a license agreement on February 15, 2006, University Control No. 1038 (“Agreement”), with certain inventions, generally characterized as: U-3405 “In situ Crosslinkable Synthetic Extracellular Matrices” and U-3656 “Novel Chemical Modifications of Hyaluronan”;

          WHEREAS, Licensee and Licensor both desire to alter the Agreement in regard to Licensees option to purchase Licensors equity in Glycosan BioSystems, Inc., prior to the second anniversary of the agreement or when the value of Glycosan BioSystems reaches or exceeds one million dollars ($1,000,000), at a set price of $100,000 and Licensors option to redeem equity in Glycosan BioSystems, Inc. at a set price of $150,000, if Licensor still owns equity in Glycoan BioSystems on or after the sixth anniversary of the Agreement

NOW THEREFORE, for and in consideration of the covenants, conditions and undertakings hereinafter set forth, the parties hereby agree as follows:

AMENDMENT

1.	Article 6 of the Agreement is hereby deleted in its entirety and replaced with the following;

          In consideration of the rights granted to Licensee by Licensor in this Agreement, Licensee will, within twenty one (21) days after execution of this agreement, issue to Licensee fully authorized, fully paid Shares of Stock equaling ten percent (10%) of all outstanding Shares for Glycosan BioSystems, Inc. as of the Effective Date. Thereafter, Licensee shall issue additional Shares to Licensor in order to maintain a ten percent (10%) ownership in Glycosan BioSystems, Inc. until such time as Glycosan BioSystems has reached a valuation of one million dollars ($1,000,000), as assessed by a third party with potential to acquire Licensee, or the second (2) anniversary of the Effective date. Such Shares will be issued in the name of the Licensor and be subject to acceptance by Licensor of the terms and conditions set forth in Licensee’s usual and customary Stock Purchase Agreement, and related agreements governing shareholder rights, containing terms and conditions common to all other investors.

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2.
Ratification of Agreement. Except as provided herein or as may be required to effectuate the intent of the parties with respect to the amendments described in paragraph 1 hereof, the parties hereby reaffirm and ratify the terms of the Agreement in their entirety.

3.
Further Assurances. Each of Licensee and Licensor hereby agrees to execute, deliver, verify, acknowledge, and file any and all documents, instruments, or agreements as shall be necessary or appropriate to reflect the intent of the parties with respect to the amendments of the Agreement described herein.

4.
Entire Understanding. This Amendment constitutes the entire understanding between the parties hereto with respect to the subject matter hereof, and any modification of this Amendment shall be in writing and shall be signed by a duly authorized representative of each party.

IN WITNESS WEREOF, LICENSOR AND LICENSEE have executed this AGREEMENT by their respective officers hereunto duly authorized, on the day and year hereinafter written.

“LICENSEE” GLYCOSAN BIOSYSTEMS, INC.		“LICENSOR” UNIVERSITY OF UTAH RESEARCH FOUNDATION

By:	/s/ William P. Tew	By:	/s/ John K. Morris
(Signature)		(Signature)

Name:	William P. Tew, Ph.D.	Name:	John K. Morris Esq.
(Please Print)		(Please Print)

Title:	President & CEO	Title:	Secretary

Date:	Feb. 4, 2008	Date:	Feb. 4, 2008

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AMENDMENT TO LICENSE AGREEMENT

This Amendment is made as of June 25, 2008, by and between Glycosan Biosystems, Inc. (“Licensee”), having an address at 675 Arapeen Drive, Suite 302, Salt Lake City, Utah 84108 and the University of Utah Research Foundation, having an address at the Technology Commercialization Office, 615 Arapeen Drive, Suite 310, Salt Lake City, UT 84108 (“Licensor”) is effective immediately.

RECITAL

          WHEREAS, Licensor and Licensee have previously entered into a license agreement on February 15, 2006, University Control No. 1038 (“Agreement”), with certain inventions, generally characterized as: U-3405 “In situ Crosslinkable Synthetic Extracellular Matrices” and U-3656 “Novel Chemical Modifications of Hyaluronan”;

          WHEREAS, License is interested in acquiring rights to improvements of technology contained in the Agreement, these improvements have been recently developed by the inventor, Glenn Prestwich, and have been disclosed in University of Utah invention disclosure No. U-4406 “Fall-Apart Crosslinkers for Cell Recovery From 3D Environments” and have been filed for patent protection through a provisional patent application submitted on May 9, 2008;

          WHEREAS Licensor is willing to amend the Agreement to grant Licensee rights to improvements to technology licensed in the Agreement, these improvements are embodied in the United States provisional patent application No. 61/051,698;

NOW THEREFORE, for and in consideration of the covenants, conditions and undertakings hereinafter set forth, the parties hereby agree as follows:

AMENDMENT

1.	WITNESSETH section of the Agreement is hereby deleted in its entirety and replaced with the following:

          WHEREAS, certain inventions, generally characterized as and assigned University of Utah identification number U-3405, “In situ Crosslinkable Synthetic Extracellular Matrices”, U-3656, “Novel Chemical Modifications of Hyaluronan” and U-4406 “Fall-Apart Crosslinkers for Cell Recovery From 3D Environments” hereinafter collectively referred to as “the INVENTION”, have been made in the course of research at the University of Utah conducted by Glenn Prestwich, Xiao-Zhang Shu, Yi Luo, Kelly Kirker, Jianxing Zhang, Aleksander Skardal and Yanchun Liu and are Covered By Patent Rights (as defined below);

WHEREAS, Licensor desires that the Patent Rights be developed and utilized to the fullest extent so that their benefits can be enjoyed by the general public;

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          WHEREAS, Licensee wishes to obtain from Licensor a license under certain rights for the commercial development, production, manufacture, use and sale of the Patent Rights, and Licensor is willing to grant such a license upon the terms and conditions hereinafter set forth;

          WHEREAS, the Patent Rights were developed in the course of research sponsored in part by the U.S. Government, and as a consequence are subject to overriding obligations of Licensor to the U.S. Government;

NOW THEREFORE, for and in consideration of the covenants, conditions and undertakings hereinafter set forth, the parties hereby agree as follows:

2.	EXHIBIT “A” of the Agreement is hereby deleted in its entirety and replaced with the following:

EXHIBIT “A”

Patent Rights

U No.	Matter	Application No. Date of Filing	Title	Inventor(s)
U-3405	21101.0036U1 Provisional	60/390,504 6/21/2002	Disulfide Crosslinked Hyaluronan Hydrogels	Glenn Preswich, Xiao Shu, Yi Luo, Kelly Kirker
U-3405	21101.0036P1 PCT	PCT/US03/15519 5/15/03	Crosslinked Compounds and Methods of Making and Using Thereof	Glenn Preswich, Xiao Shu, Yi Luo, Kelly Kirker
U-3405	21101.0036U2 Nationalized, United States	10/519,173 12/20/04	Crosslinked Compounds and Methods of Making and Using Thereof	Glenn Preswich, Xiao Shu, Yi Luo, Kelly Kirker
U-3405	21101.0036CA1 Nationalized, Canada	2,489,712 5/15/03	Crosslinked Compounds and Methods of Making and Using Thereof	Glenn Preswich, Xiao Shu, Yi Luo, Kelly Kirker
U-3405	21101.0036EP1 Nationalized, Europe	03799796.2 5/15/03	Crosslinked Compounds and Methods of Making and Using Thereof	Glenn Preswich, Xiao Shu, Yi Luo, Kelly Kirker
U-3656	21101.0051P1 Provisional	60/526,797 12/4/2003	Modified Macromolecules and Methods of Making and Using Thereof	Glenn Prestwich, Xiao Shu
U-3656	21101.0051U1 PCT	PCT/US04/040726 12/6/2004	Modified Macromolecules and Methods of Making and Using Thereof	Glenn Prestwich, Xiao Shu
U-4406	24U03.1-140 Provisional	61/051,698 05/09/2008	Fall-Apart Composites and Methods of Use Thereof	Glenn Prestwich, Jianxing Zhang, Aleksander Skardal

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3.
Fees. Licensee shall pay to Licensor a non-refundable amendment/license fee of three thousand dollars ($3,000) and back patent costs of three thousand dollars ($3,000), for a total of six thousand dollars ($6,000), three thousand dollars ($3,000) of which is deemed earned and immediately payable upon execution of this Amendment and the remaining three thousand dollars ($3,000) is due six months following the final signature and execution of this Amendment.

4.
Ratification of Agreement. Except as provided herein or as may be required to effectuate the intent of the parties with respect to the amendments described in paragraph 1 hereof, the parties hereby reaffirm and ratify the terms of the Agreement in their entirety.

5.
Further Assurances. Each of Licensee and Licensor hereby agrees to execute, deliver, verify, acknowledge, and file any and all documents, instruments, or agreements as shall be necessary or appropriate to reflect the intent of the parties with respect to the amendments of the Agreement described herein.

6.
Entire Understanding. This Amendment constitutes the entire understanding between the parties hereto with respect to the subject matter hereof, and any modification of this Amendment shall be in writing and shall be signed by a duly authorized representative of each party.

IN WITNESS WEREOF, LICENSOR AND LICENSEE have executed this AGREEMENT by their respective officers hereunto duly authorized, on the day and year hereinafter written.

“LICENSEE” GLYCOSAN BIOSYSTEMS, INC.		“LICENSOR” UNIVERSITY OF UTAH RESEARCH FOUNDATION

By:	/s/ William P. Tew	By:	/s/ John K. Morris
(Signature)		(Signature)

Name:	William P. Tew, Ph.D.	Name:	John K. Morris Esq.
(Please Print)		(Please Print)

Title:	President & CEO	Title:	Secretary

Date:	June 25, 2008	Date:	7/3/08

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AMENDMENT TO LICENSE AGREEMENT

This Amendment is made as of March 6, 2009, by and between Glycosan Biosystems, Inc. (“Licensee”), having an address at 675 Arapeen Drive, Suite 302, Salt Lake City, Utah 84108, and the University of Utah Research Foundation, having an address at the Technology Commercialization Office, 615 Arapeen Drive, Suite 310, Salt Lake City, UT 84108 (“Licensor”) is effective immediately.

RECITAL

          WHEREAS, Licensor and Licensee have previously entered into a license agreement on February 15, 2006, University Control No. 1038 and amended on May 9, 2006 control No. 1038.A/1051, February 4, 2008 control number 1038.B/1210, and June 25, 2008 control No. 1038.C/1253 (“Agreement”), with certain inventions, generally characterized as: U-3405 “In situ Crosslinkable Synthetic Extracellular Matrices”, U-3656 “Novel Chemical Modifications of Hyaluronan” and U-4406 “Fall-Apart Crosslinkers for Cell Recovery From 3D Environments”;

          WHEREAS, Licensee wishes to delay minimum royalties;

          WHEREAS Licensor is willing to amend the Agreement to allow Licensee to delay minimum royalties in exchange for an amendment fee;

NOW THEREFORE, for and in consideration of the covenants, conditions and undertakings hereinafter set forth, the parties hereby agree as follows:

AMENDMENT

1.	Section 4.4 of the Agreement is hereby deleted in its entirety and replaced with the following:

4.4 Minimum Royalty. Commencing with the second anniversary of the Effective Date Licensee shall be required to pay to Licensor, within sixty (60) days of the following anniversary of the Effective Date a minimum annual royalty as provided below:

YEAR 2	$7,500

YEAR 3	$0

YEAR 4	$0

YEAR 5	$15,000

YEAR 6	$22,500

YEAR 7	$30,000 (and Beyond)

The total payment shall equal the minimum royalty for that year minus the quarterly royalties paid for that year. If the total quarterly royalty payments in any year exceed the minimum annual royalties for that year, then no minimum payments would be due. Licensee shall continue to pay such minimum annual royalty until the end of the term of the last to expire of Licensor’s Patent Rights. Licensor shall fully credit each payment of minimum annual royalties against any earned royalty’s payable by Licensee with respect to the year in which the minimum annual royalty is made.

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2.	Issue Fee. Licensee shall pay to Licensor a non-refundable amendment/license fee of seven thousand five hundred ($7,500) and payable as;
$2,500 deemed earned and payable upon execution of this Amendment, $2,500 due January 31, 2010, and $2,500 due January 31, 2011.

3.
Ratification of Agreement. Except as provided herein or as may be required to effectuate the intent of the parties with respect to the amendments described in paragraph 1 hereof, the parties hereby reaffirm and ratify the terms of the Agreement in their entirety.

4.
Further Assurances. Each of Licensee and Licensor hereby agrees to execute, deliver, verify, acknowledge, and file any and all documents, instruments, or agreements as shall be necessary or appropriate to reflect the intent of the parties with respect to the amendments of the Agreement described herein.

5.
Entire Understanding. This Amendment constitutes the entire understanding between the parties hereto with respect to the subject matter hereof, and any modification of this Amendment shall be in writing and shall be signed by a duly authorized representative of each party.

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IN WITNESS WEREOF, LICENSOR AND LICENSEE have executed this AGREEMENT by their respective officers hereunto duly authorized, on the day and year hereinafter written.

“LICENSEE” GLYCOSAN BIOSYSTEMS		“LICENSOR” UNIVERSITY OF UTAH RESEARCH FOUNDATION

By:	/s/ William P. Tew	By:	/s/ Thomas Parks
(Signature)		(Signature)

Name:	William Tew	Name:	Thomas Parks
(Please Print)		(Please Print)

Title:	President & CEO	Title:	President

Date:	March 19, 2009	Date:	3.4.09

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FIFTH AMENDMENT TO LICENSE AGREEMENT
between
GLYCOSAN BIOSYSTEMS, INC.
and
UNIVERSITY OF UTAH RESEARCH FOUNDATION

          This Amendment is made as of December 10, 2009, by and between GLYCOSAN BIOSYSTEMS, INC., having an address at 675 Arapeen Drive, Suite 302, Salt Lake City, Utah 84108, (“Licensee”), and the University of Utah Research Foundation, having an address at the Technology Commercialization Office, 615 Arapeen Drive, Suite 310, Salt Lake City, UT 84108 (“Licensor”), and is effective as of the date first written above.

RECITAL

          WHEREAS, Licensor and Licensee have previously entered into a license agreement on February 15, 2006, University Control No. 1038 and amended on May 9, 2006 control No. 1038.A/1051, February 4, 2008 control number 1038.B/1210, June 25, 2008 control No. 1038.C/1253 and 1038.D/1333 (“Agreement”), for certain inventions, generally characterized as: U-3405 “In situ Crosslinkable Synthetic Extracellular Matrices”, and U-3656 “Novel Chemical Modifications of Hyaluronan” (for purposes of this Amendment, hereinafter “Invention”);

          WHEREAS, Licensee desires to amend the Agreement to expand the Field of Use for specific patent applications, U-3405, European application 3799796.2, Canadian application 2,489,712 and U-3656, US application 10/581,571, European application 4813101.5, Canadian application 2,549,295, Australian application 2004297231, Japanese application 2006542843;

          WHEREAS Licensor is willing to amend the Agreement to expand the Field of Use for the patent applications listed above;

NOW THEREFORE, for and in consideration of the covenants, conditions and undertakings hereinafter set forth, the parties hereby agree as follows:

AMENDMENT

1.
Issue Fee. Licensee shall pay to Licensor a non-refundable amendment/license fee of Ten Thousand Dollars ($10,000) deemed payable in two payments of five thousand dollars ($5,000), six (6) months and twelve (12) months following execution of this Amendment.

2.	Due Diligence. Licensee shall perform the following due diligence:

	a.	Licensee shall secure additional funding which shall be no less than two million dollars ($2,000,000) on or before the first anniversary of this Amendment.
	b.	Licensee shall initiate safety and toxicology studies of a Licensed Product on or before the first anniversary of this Amendment.
	c.	Licensee shall engage a Notified Body for a CE Mark in the European Union or submit an IND to the FDA on or before the second anniversary of this Amendment.
	d.	Licensee shall initiate a clinical trial utilizing Licensed Product on or before the third anniversary of this Amendment.

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3.	Section 1.6 of the Agreement is hereby deleted in its entirety and replaced with the following:

Field of Use” shall mean exclusive use all of PATENT RIGHTS, excluding animal therapeutics and animal health, in all countries and territories identified in Exhibit A except that:

within the United States only, “Field of Use” shall mean exclusive use all of Patent Rights, excluding human and animal therapeutics, animal health, medical devices and pharmaceutical uses and application. Including but not limited to uses in cosmetics, uses in topical delivery of compounds which are not FDA-regulated therapeutic agents, reagents and platforms for in vitro cell and tissue culture, platforms and services for in vitro drug toxicology and efficacy testing, materials for preserving or extending the useful life of human organs and tissues, in vivo xenograft models using human tissues, and any other uses not specifically excluded and, within the United States only, “Field of Use” shall also mean co-exclusive use of PATENT RIGHTS to products and methods in which living tissue or cells are incorporated outside the body into a polymer platform at a facility other than the point-of-care facility, and the resulting hybrid device is then subsequently implanted in humans for therapeutic use (“TISSUE ENGINEERED PRODUCTS”). These co-exclusive rights shall be shared with no more that one other licensee and include Sublicensing rights consistent with the AGREEMENT.

4.	Exhibit A of the Agreement is hereby deleted in its entirety and replaced with the new Exhibit A attached hereto:

5.
Ratification of Agreement. Except as provided herein or as may be required to effectuate the intent of the parties with respect to the amendments described in paragraph 1 hereof, the parties hereby reaffirm and ratify the terms of the Agreement in their entirety.

6.
Further Assurances. Each of Licensee and Licensor hereby agrees to execute, deliver, verify, acknowledge, and file any and all documents, instruments, or agreements as shall be necessary or appropriate to reflect the intent of the parties with respect to the amendments of the Agreement described herein.

7.
Entire Understanding. This Amendment constitutes the entire understanding between the parties hereto with respect to the subject matter hereof, and any modification of this Amendment shall be in writing and shall be signed by a duly authorized representative of each party.

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IN WITNESS WEREOF, LICENSOR AND LICENSEE have executed this AGREEMENT by their respective officers hereunto duly authorized, on the day and year hereinafter written.

“LICENSEE” GLYCOSAN BIOSYSTEMS, INC.		“LICENSOR” UNIVERSITY OF UTAH RESEARCH FOUNDATION

By:	/s/ William P. Tew	By:	/s/ Thomas N. Parks
(Signature)		(Signature)

Name:	William P. Tew, PhD	Name:	Thomas N. Parks

Title:	President & CEO	Title:	President

Date:	Dec. 22, 2009	Date:	12.18.09

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EXHIBIT “A”

Patent Rights

University No.	Country/Territory	Application No.	Title	Inventor(s)
U-3405	United States	12/234,445 12/244,135	Crosslinked Compounds and Methods of Making and Using Thereof	Glenn Preswich, Xiao Shu, Yi Luo, Kelly Kirker
U-3405	European Union	3799796.2	Crosslinked Compounds and Methods of Making and Using Thereof	Glenn Preswich, Xiao Shu, Yi Luo, Kelly Kirker
U-3405	Canada	2,489,712	Crosslinked Compounds and Methods of Making and Using Thereof	Glenn Preswich, Xiao Shu, Yi Luo, Kelly Kirker
U-3656	United States	10/581,571	Modified Macromolecules and Methods of Making and Using Thereof	Glenn Preswich, Xiao Shu,
U-3656	European Union	4813101.5	Modified Macromolecules and Methods of Making and Using Thereof	Glenn Preswich, Xiao Shu,
U-3656	Canada	2,549,295	Modified Macromolecules and Methods of Making and Using Thereof	Glenn Preswich, Xiao Shu,
U-3656	Australia	2004297231	Modified Macromolecules and Methods of Making and Using Thereof	Glenn Prestwich, Xiao Shu

U-3656	Japan	2006542843	Modified Macromolecules and Methods of Making and Using Thereof	Glenn Prestwich, Xiao Shu

4

SIXTH AMENDMENT TO LICENSE AGREEMENT
between
GLYCOSAN BIOSYSTEMS, INC.
and
UNIVERSITY OF UTAH RESEARCH FOUNDATION

          This Amendment is made as of September 23, 2010, by and between GLYCOSAN BIOSYSTEMS, INC., having an address at 675 Arapeen Drive, Suite 302, Salt Lake City, Utah 84108, (“Licensee”), and the University of Utah Research Foundation, having an address at the Technology Commercialization Office, 615 Arapeen Drive, Suite 310, Salt Lake City, UT 84108 (“Licensor”), and is effective as of the date first written above.

RECITAL

          WHEREAS, Licensor and Licensee have previously entered into a license agreement on February 15, 2006, University Control No. 1038 and amended on May 9, 2006 control No. 1038.A/1051, February 4, 2008 control number 1038.B/1210, June 25, 2008 control No. 1038.C/1253, March 19, 2008 1038.D/1333 and December 22, 2090 control number 1038.E/1405 (“Agreement”), for certain inventions, generally characterized as: U-3405 “In situ Crosslinkable Synthetic Extracellular Matrices”, and U-3656 “Novel Chemical Modifications of Hyaluronan” (for purposes of this Amendment, hereinafter “Invention”);

          WHEREAS, Licensee desires to amend the Agreement to alter due diligence items, required in the 5th amendment, December 22, 2090 control number 1038.E/1405, to acknowledge Licensees funding accomplishments, the difficult funding environment to delay by one year the initiation of clinical trials;

          WHEREAS Licensor is willing to amend the Agreement to alter the due diligence items applications listed above;

NOW THEREFORE, for and in consideration of the covenants, conditions and undertakings hereinafter set forth, the parties hereby agree as follows:

AMENDMENT

1.	Due Diligence. Due Diligence section in amendment 5 control number is hereby deleted in its entirety and replaced with the following:

	a.	Licensee shall secure funding consisting of investment and grants which shall be no less than two million dollars ($2,000,000) on or before January 1, 2011.
	b.	Licensee shall initiate safety and toxicology studies of a Licensed Product on or before the first anniversary of this Amendment.
	c.	Licensee shall engage a Notified Body for a CE Mark in the European Union or submit an IND to the FDA on or before the second anniversary of this Amendment.
	d.	Licensee shall initiate a clinical trial utilizing Licensed Product or obtain regulatory approval for commercial sale on or before January 1, 2014.

2.	Section 1.6 of the Agreement is hereby deleted in its entirety and replaced with the following:

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Field of Use” shall mean exclusive use all of PATENT RIGHTS, excluding animal therapeutics and animal health, in all countries and territories identified in Exhibit A except that:

within the United States only, “Field of Use” shall mean exclusive of use all of Patent Rights, excluding human and animal therapeutics, animal health, in vivo medical devices and pharmaceutical uses and applications. Including but not limited to in vitro medical devices, uses in cosmetics, uses in topical delivery of compounds which are not FDA-regulated therapeutic agents, reagents and platforms for in vitro cell and tissue culture, including such reagents and platforms that are medical devices, excluding in vivo medical devices, platforms and services for in vitro drug toxicology and efficacy testing, materials for preserving or extending the useful life of human organs and tissues, including such materials that are medical devices, excluding in vivo medical devices, in vivo xenograft models using human tissues, and any other uses not specifically excluded and, within the United States only, “Field of Use” shall also mean co-exclusive use of PATENT RIGHTS to products and methods in which living tissue or cells are incorporated outside the body into a polymer platform at a facility other than the point-of-care facility, and the resulting hybrid device is then subsequently implanted in humans for therapeutic use (“TISSUE ENGINEERED PRODUCTS”). These co-exclusive rights shall be shared with no more that one other licensee and include Sublicensing rights consistent with the AGREEMENT.

3.
Ratification of Agreement. Except as provided herein or as may be required to effectuate the intent of the parties with respect to the amendments described in paragraph 1 hereof, the parties hereby reaffirm and ratify the terms of the Agreement in their entirety.

4.
Further Assurances. Each of Licensee and Licensor hereby agrees to execute, deliver, verify, acknowledge, and file any and all documents, instruments, or agreements as shall be necessary or appropriate to reflect the intent of the parties with respect to the amendments of the Agreement described herein.

5.
Entire Understanding. This Amendment constitutes the entire understanding between the parties hereto with respect to the subject matter hereof, and any modification of this Amendment shall be in writing and shall be signed by a duly authorized representative of each party.

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IN WITNESS WEREOF, LICENSOR AND LICENSEE have executed this AGREEMENT by their respective officers hereunto duly authorized, on the day and year hereinafter written.

“LICENSEE” GLYCOSAN BIOSYSTEMS, INC.		“LICENSOR” UNIVERSITY OF UTAH RESEARCH FOUNDATION

By:	/s/ William P. Tew	By:	/s/ Thomas N. Parks
(Signature)		(Signature)

Name:	William P. Tew, PhD	Name:	Thomas N. Parks

Title:	President & CEO	Title:	President

Date:	Sept. 23, 2010	Date:	9.22.10

3

SEVENTH AMENDMENT TO LICENSE AGREEMENT
between
GLYCOSAN BIOSYSTEMS, INC.
and
UNIVERSITY OF UTAH RESEARCH FOUNDATION

          This Amendment is made as of February 7, 2011, by and between GLYCOSAN BIOSYSTEMS, INC., having an address at 675 Arapeen Drive, Suite 302, Salt Lake City, Utah 84108, (“Licensee”), and the University of Utah Research Foundation, having an address at the Technology Commercialization Office, 615 Arapeen Drive, Suite 310, Salt Lake City, UT 84108 (“Licensor”), and is effective as of the date first written above.

RECITAL

          WHEREAS, Licensor and Licensee have previously entered into a license agreement on February 15, 2006 (“License Agreement”), University Control No. 1038 and amended on May 9, 2006 control No. 1038.A/1051, February 4, 2008 control number 1038.B/1210, June 25, 2008 control No. 1038.C/1253, March 19,2008 1038.D/1333 and December 22, 2009 control number 1038.E/1405 (“Agreement”), for certain inventions, generally characterized as: U-3405 “In situ Crosslinkable Synthetic Extracellular Matrices”, and U-3656 “Novel Chemical Modifications of Hyaluronan” (for purposes of this Amendment, hereinafter “Invention”);

          WHEREAS, upon successful completion of a merger between Glycosan BioSystems and OrthoCyte, a wholly owned subsidiary of BioTime, Inc., the Licensee desires to assign the License Agreement as amended to BioTime, Inc. and to amend the License Agreement as described below;

          WHEREAS Licensor is willing, upon successful completion of the merger, to assign the License Agreement as amended to BioTime, Inc. and further amend the License Agreement as described below;

          NOW THEREFORE, for and in consideration of the covenants, conditions and undertakings hereinafter set forth, the parties hereby agree that upon the successful completion of the merger between the Licensee and OrthoCyte the following Amendment shall become effective:

AMENDMENT

1.	Due Diligence. Due diligence section in the 6th Amendment dated September 22, 2010 is hereby deleted in its entirety and replaced with the following:

a.
Within 90 days of completing the merger between Glycosan and Orthocyte, Licensee shall submit to the University’s Technology Commercialization Office a licensed product development plan and shall use commercially reasonable efforts to execute such plan.

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2.	Section 1. of the 4th Amendment dated March 6, 2009_is hereby deleted in its entirety and replaced with the following:

          4.4 Minimum Royalty. Commencing with the second anniversary of the Effective Date (February 15, 2006) Licensee shall pay to Licensor, within sixty (60) days of the following anniversary of the Effective Date, a minimum annual royalty as listed below:

YEAR 2 (2008)	$7,500
YEAR 3 (2009)	$0
YEAR 4 (2010)	$0
YEAR 5 (2011)	$0
YEAR 6 (2012)	$0
YEAR 7 (2013)	$15,000
YEAR 8 (2014)	$22,500
YEAR 9 (2015)	$30,000 (and Beyond)

The total payment shall equal the minimum royalty for that year minus the quarterly royalties paid for that year. If the total quarterly royalty payments in any year exceed the minimum annual royalty for that year, then no minimum royalty payments would be due.

Licensee shall continue to pay such minimum annual royalty until the end of the term of the last to expire of Licensor’s patent rights. Licensor shall fully credit each payment of minimum annual royalties against any earned royalties payable by Licensee with respect to the year in which the minimum annual royalty is made.

3.
Assignability. For the merger between Glycosan and Orthocyte only, the Licensor hereby waives the payment of a non-refundable assignment fee as set forth in Article 19, Assignability of the License Agreement, and assigns the License Agreement to BioTime. Furthermore, Article 19 or the License Agreement is replaced in its entirety with the following:

          “This Agreement is not assignable or otherwise transferable (including by operation of law, merger, or other business combination) by Licensee without the prior written consent of Licensor, such consent however to not be unreasonably withheld. The failure of Licensee to comply with the terms of this paragraph shall be grounds for termination of the Agreement by Licensor under Article 12. In the event that written consent is provided by Licensor, Licensee will pay a non-refundable fee of thirty thousand dollars ($30,000) if the total transaction value (including cash, in-kind, equity physical assets and other items of value) is less than twenty five million dollars ($25 million), and ninety thousand dollars ($90,000) if the total transaction value exceeds twenty five million dollars ($25 million) upon the consummation of the assignment or transfer.”

4.
Fees. Within 90 days of the closing of the merger between Glycosan and Orthocyte, the Licensee shall deliver to Licensor a non-refundable amendment/assignment fee consisting of $30,000 in the merger consideration received by Glycosan (BioTime shares and warrants) as set forth in the Merger Agreement between Glycosan and OrthoCyte. Pursuant to the terms of the Merger Agreement, the value of the BioTime stock will be the 10 day trailing average of the BioTime stock price as listed on Nasdaq on the day preceding the execution of the Merger Agreement and the value of the BioTime warrants will be determined by Black-Sholes calculation of the warrant value on the day preceding execution of the Merger Agreement. Licensee shall also submit, with the assignment fee, a certified capitalization table for Glycosan at the time of the merger indicating BioTime shares and warrants received for Glycosan shares.

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5.
Ratification of Agreement. Except as provided herein or as may be required to effectuate the intent of the parties with respect to the amendments described in paragraphs 1, 2, and 3 hereof, the parties hereby reaffirm and ratify the terms of the Agreement in their entirety.

6.
Further Assurances. Each of Licensee and Licensor hereby agrees to execute, deliver, verify, acknowledge, and file any and all documents, instruments, or agreements as shall be necessary or appropriate to reflect the intent of the parties with respect to the amendments of the Agreement described herein.

7.
Entire Understanding. This Amendment constitutes the entire understanding between the parties hereto with respect to the subject matter hereof, and any modification of this Amendment shall be in writing and shall be signed by a duly authorized representative of each party.

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IN WITNESS WEREOF, LICENSOR AND LICENSEE have executed this AGREEMENT by their respective officers hereunto duly authorized, on the day and year hereinafter written.

“LICENSEE” GLYCOSAN BIOSYSTEMS, INC.		“LICENSOR” UNIVERSITY OF UTAH RESEARCH FOUNDATION

By:	/s/ William P. Tew	By:	/s/ Thomas N. Parks
(Signature)		(Signature)

Name:	William P. Tew, PhD	Name:	Thomas N. Parks

Title:	President & CEO	Title:	President

Date:	Feb. 10, 2010	Date:	2.8.11